                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM 8-K
                                _______________


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(D) of
                      The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  November 11, 1999
                                                        -----------------


                             COMMNET CELLULAR INC.
                             ---------------------
            (Exact name of registrant as specified in its charter)


           Colorado                                    84-0924904
           --------                                    ----------
  (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                   Identification No.)


                     8350 East Crescent Parkway, Suite 400
                           Englewood, Colorado 80111
                           -------------------------
                   (Address of principal executive offices)
                                  (Zip Code)


                                 303/694-3234
                                 ------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

      At a Special Meeting held November 11, 1999, Stockholders of CommNet Cellular Inc. ("CommNet") approved and adopted the proposed Agreement and Plan of Merger dated as of July 18, 1999 among CommNet, Vodafone AirTouch Plc, and Pacific Telecom Cellular of Colorado, Inc., a wholly owned subsidiary of Vodafone AirTouch Plc. The Merger Agreement which was included as part of the Proxy Statement previously filed, provides, among other things, for the merger of Pacific Telecom Cellular of Colorado, Inc. with and into CommNet pursuant to which each share of CommNet Common stock, par value $.001 per share (including associated Rights), issued and outstanding immediately prior to the effective time of the Merger, other than shares owned by Vodafone AirTouch Plc or any of its Subsidiaries, or by CommNet, and Dissenting Shares will be converted into the right to receive $31.00 in cash plus 8% annual interest compounded daily from July 18, 1999 until the closing of the Merger.
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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            COMMNET CELLULAR INC.



Date:  November 12, 1999    By:  /s/Andrew J. Gardner
                                 --------------------------------
                                 Andrew J. Gardner
                                 Executive Vice President, Treasurer &
                                 Chief Financial Officer